UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

ORION ENERGY SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	01-33887	39-1847269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive Manitowoc, Wisconsin		54220
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)
Common stock purchase rights		The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 26, 2021, Orion Energy Systems, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”) to undertake an “at the market” public equity capital raising program pursuant to which the Company may offer and sell shares of its common stock, no par value, having an aggregate offering price of up to $50,000,000 (the “Placement Shares”) from time to time through or to the Agent, acting as sales agent or principal.

The Agent is not required to sell any specific number or dollar amount of Placement Shares. Subject to the terms and conditions of the Sales Agreement, each time that the Company wishes to issue and sell Placement Shares, it will notify the Agent and the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares, based upon the Company’s instructions.

The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission in an amount equal to 2.75% of the gross proceeds from each sale of Placement Shares under the Sales Agreement by the Agent. In addition, the Company will reimburse the Agent for certain fees and disbursements to its legal counsel incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, and ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter, provided that such fees shall only be incurred and payable in quarters during which sales are being made by the Agent pursuant to a Placement Notice (as defined in the Sales Agreement).

Sales of the Placement Shares, if any, under the Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Placement Shares and may at any time suspend offers under the Sales Agreement. The offering of the Placement Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Placement Shares or (b) the termination of the Sales Agreement by the Company or the Agent, as provided therein.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Placement Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-236837), previously filed with the Securities and Exchange Commission (“SEC”) on March 2, 2020, and declared effective by the SEC on March 12, 2020. A prospectus supplement related to the Company’s at the market offering has been filed with the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Placement Shares nor shall there be any sale of Placement Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Placement Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Foley & Lardner LLP.

10.1	At Market Issuance Sales Agreement between Orion Energy Systems, Inc. and B. Riley Securities, Inc., dated March 26, 2021.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: March 26, 2021	By:	/s/ J. Per Brodin
J. Per Brodin
Chief Financial Officer